As filed with the Securities and Exchange Commission on January 13, 2015

Registration No. 333-200081

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

County Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	6022	39-1850431
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

860 North Rapids Road

Manitowoc, Wisconsin 54221-0700

(920) 686-9998

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Timothy J. Schneider

President

860 North Rapids Road

Manitowoc, Wisconsin 54221-0700

(920) 686-9998

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John T. Reichert C.J. Wauters Godfrey & Kahn, S.C. 780 North Water Street Milwaukee, Wisconsin 53202-3590 (414) 273-3500	Mark A. Miller Secretary 860 North Rapids Road Manitowoc, Wisconsin 54221-0700 (920) 686-9998	Jennifer Durham King Daniel O’Rourke Vedder Price P.C. 222 North LaSalle Street, Suite 2600 Chicago, Illinois 60601-1104 (312) 609-7500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 is being filed solely for the purposes of updating Exhibit 5.1 and the Index to Exhibits herewith. No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	List of Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this pre-effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Manitowoc, State of Wisconsin, on January 13, 2015.

County Bancorp, Inc.

By:	/s/ Timothy J. Schneider
Timothy J. Schneider
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Timothy J. Schneider	President (Principal Executive Officer)	January 13, 2015
Timothy J. Schneider

/s/ Gary R. Abramowicz Gary R. Abramowicz	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 13, 2015

Directors:	William C. Censky, Mark R. Binversie, Wayne D. Mueller, Carmen L. Chizek, Edson P. Foster, Andrew J. Steimle, Kenneth R. Zacharias, Lynn D. Davis and Gary Ziegelbauer.

By:	/s/ Timothy J. Schneider	January 13, 2015
Timothy J. Schneider
Attorney-In-Fact*

* Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement

3.1*	Amended and Restated Articles of Incorporation of County Bancorp, Inc.

3.2*	Amended and Restated Bylaws of County Bancorp, Inc.

4.1*

Instruments Definition the Rights of Security Holders, Including Indentures.

County Bancorp, Inc., by signing this registration statement, agrees to furnish the SEC, upon its request, a copy of any instrument that defines the rights of holders of long-term debt of County Bancorp, Inc. and its consolidated and unconsolidated subsidiaries for which consolidated or unconsolidated financial statements are required to be filed and that authorizes total amount of securities not in excess of 10% of the total assets of County Bancorp, Inc. on a consolidated basis.

4.2*	Form of Common Stock Certificate of County Bancorp, Inc.

4.3*	Small Business Lending Fund—Securities Purchase Agreement dated August 23, 2011 between the Secretary of the Treasury and County Bancorp, Inc.

5.1	Opinion of Godfrey & Kahn, S.C.

10.1+*	Amended and Restated Employment Agreement between Investors Community Bank and William C. Censky

10.2+*	Amended and Restated Employment Agreement between Investors Community Bank and Timothy J. Schneider

10.3+*	Amended and Restated Employment Agreement between Investors Community Bank and Mark R. Binversie

10.4+*	Amended and Restated Employment Agreement between Investors Community Bank and Gary R. Abramowicz

10.5+*	Transition Plan of Wayne Mueller

10.6+*	Form of Investors Community Bank Salary Continuation Agreement

10.7+*	Investors Community Bank Management Employees’ Elective Deferred Compensation Plan, as amended

10.8+*	County Bancorp, Inc. 2012 Equity Incentive Compensation Plan, as amended

10.9+*	Form of 2012 County Bancorp, Inc. 2012 Equity Incentive Compensation Plan Award Agreement

10.10+*	Investors Community Bank 2006 Equity Compensation Plan

10.11+*	Form of Investors Community Bancorp, Inc. 2006 Equity Compensation Plan Award Agreement

10.12+*	County Bancorp, Inc. Management Incentive Plan

10.13+*	Form of County Bancorp, Inc. Management Incentive Plan Stock Option Agreement

21.1*	Subsidiaries

23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

23.2*	Consent of CliftonLarsonAllen LLP

24.1*	Power of Attorney

*	Previously filed.
+	Indicates a management contract or compensation plan or arrangement.